UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 3, 2018

Horizon Bancorp
(Exact Name of Registrant as Specified in Its Charter)

Indiana	000-10792	35-1562417
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

515 Franklin Street, Michigan City, Indiana		46360
(Address of Principal Executive Offices)		(Zip Code)

(219) 879-0211
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 3, 2018, the shareholders of Horizon Bancorp (“Horizon” or the “Company”) approved the Horizon Bancorp Amended and Restated 2013 Omnibus Equity Incentive Plan (the “Amended 2013 Omnibus Plan”) by a majority of votes cast at the 2018 Annual Meeting of Shareholders. The Amended 2013 Omnibus Plan was adopted by the Board of Directors on December 19, 2017, subject to the approval of the shareholders at the Annual Meeting, as previously announced by the Company in a Current Report on Form 8-K filed on December 21, 2017, and the definitive proxy statement filed by Horizon on March 16, 2018.
A brief description of the Amended 2013 Omnibus Plan approved by the shareholders follows.

The Amended 2013 Omnibus Plan has been adopted as an equity-based incentive compensation plan designed to further the growth and financial success of Horizon by aligning the interests of directors, officers and employees with the interests of shareholders through awards of common shares and other equity incentives.
The Amended 2013 Omnibus Plan is effective for a ten-year term that commenced on February 1, 2013. The Amended 2013 Omnibus Plan is administered by the Compensation Committee of the Company’s Board of Directors and provides for the grant of incentive and nonqualified stock options, stock appreciation rights, restricted stock, performance shares and performance units. Also, as a result of the amendments approved at the Annual Meeting by the shareholders, the Compensation Committee may now grant “Other Stock-Based Awards.” “Other Stock-Based Awards” refers to any other type of award involving Horizon’s common shares and any award that is valued in whole or in part by reference to Horizon’s common shares. Similar to other types of equity incentive awards historically available under the Amended 2013 Omnibus Plan, any Other Stock-Based Awards granted by the Compensation Committee of the Board will be subject to the terms and conditions determined by the Compensation Committee in the individual award agreements. The primary reason for the addition of Other Stock-Based Awards is to provide Horizon with the option to fund any common stock requirements of its deferred compensation plans, including the Supplemental Executive Retirement Plan.
Employees of the Company and its affiliates and non-employee directors of the Company are eligible to receive awards under the Amended 2013 Omnibus Plan. The Compensation Committee selects the participants based on their functions and responsibilities, the value of the services they provide to the Company and other factors that the Committee deems relevant.
The shares authorized for issuance under the Amended 2013 Omnibus Plan consist of shares rolled over from the now-expired Horizon Bancorp 2003 Omnibus Equity Incentive Plan (the “2003 Plan”), plus additional shares, for a total of 1,037,550 shares (adjusted from 691,700 as result of the 3-for-2 stock split November 14, 2016). The number of shares authorized for issuance may be increased under limited circumstances, such as if shares issued under the 2003 Plan are forfeited, cancelled or expire before exercised in the future. The Amended 2013 Omnibus Plan limits the number of shares available for incentive stock options to 150,000 and for non-option awards to 600,000 (as adjusted for the stock split).
Performance shares will become earned and vested for a performance period to the extent (a) the set performance goals are satisfied, (b) the participant is actively employed on the last day of the performance period (unless, during the performance period, he or she terminates employment due to death, permanent and total disability, retirement or there is a change in control), and (c) they have been held for at least one year. If the performance goals are not satisfied, those performance shares eligible to be earned and vested during such performance period will be forfeited effective as of the last day of the performance period.
Incentive stock options and nonqualified stock options will become vested and exercisable in accordance with the vesting schedule included in the grant agreements, subject to a three-year minimum vesting period instituted by the Compensation Committee. A 2018 amendment to the Amended 2013 Omnibus Plan approved by the shareholders at the Annual Meeting clarifies that incentive stock options cannot be exercised more than three months after the participant’s termination of service for any reason other than as a result of disability or death, or one year after the participant’s termination of service due to disability or death. The references to death were added.
The above discussion contains only a brief description of the Amended 2013 Omnibus Plan and is qualified in its entirety by reference to the complete Amended 2013 Omnibus Plan available as Appendix B to Horizon’s definitive proxy statement filed with the Securities and Exchange Commission on March 16, 2018.

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
As described in the definitive proxy statement filed by Horizon on March 16, 2018, the Board of Directors of the Company proposed adoption of the Amended and Restated Articles of Incorporation of Horizon Bancorp (the “Amended Articles”) and recommended the Amended Articles to the shareholders for approval. The Amended Articles make the following substantive changes, all as more comprehensively described in the definitive proxy statement:

•	Shareholders are granted the right to amend Horizon’s bylaws (Section 9.2).
•	Horizon will change its corporate name from “Horizon Bancorp” to “Horizon Bancorp, Inc.” (Section 1.1).

On May 3, 2018, as further described in Item 5.07 below, the shareholders approved the Amended Articles. In accordance with Indiana law, the Amended Articles became effective on May 3, 2018, upon filing with, and acceptance by, the Secretary of State of the State of Indiana.
A complete copy of the Amended Articles of the Company is attached hereto as Exhibit 3.1.

Item 5.07  Submission of Matters to a Vote of Security Holders.

(b)          Annual Meeting Voting Results

On May 3, 2018, the Company held its Annual Meeting of Shareholders. Only holders of the Company’s common stock at the close of business on March 2, 2018 (the “Record Date”) were entitled to vote at the annual meeting. As of the Record Date, there were 25,560,819 shares of common stock entitled to vote. A total of 21,707,024 shares of common stock (84.9%), constituting a quorum, were represented in person or by valid proxies at the annual meeting.
The Company’s shareholders voted on six proposals at the annual meeting. The proposals are described in detail in the proxy statement filed by the Company with the Securities and Exchange Commission on March 16, 2018. The final results of the votes regarding each proposal are set forth below.
Proposal 1: Election of Directors
The Company’s shareholders elected three directors to the Board of Directors to serve for three-year terms until the 2021 annual meeting of shareholders. The votes regarding this proposal were as follows:

	For	Withhold	Broker Non-Votes
Lawrence E. Burnell	16,780,553	158,092	4,768,379
Peter L. Pairitz	15,969,972	968,673	4,768,379
Spero W. Valavanis	16,297,792	640,853	4,768,379

Proposal 2: Approval of Amended and Restated Articles of Incorporation

The Company’s shareholders approved the Amended and Restated Articles of Incorporation as proposed and recommended by the Board of Directors. The votes regarding this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
16,844,882	51,073	42,690	4,768,379

Proposal 3: Approval of Amended and Restated 2013 Omnibus Equity Incentive Plan

The Company’s shareholders approved the Amended and Restated 2013 Omnibus Equity Incentive Plan. The votes regarding this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
16,302,008	473,946	162,691	4,768,379

Proposal 4: Advisory Vote to Approve Executive Compensation

The votes regarding this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
11,457,833	5,192,812	288,000	4,768,379

Proposal 5: Advisory Vote on Frequency of Advisory Vote to Approve Executive Compensation

The votes regarding this proposal were as follows:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
15,286,582	232,725	1,086,392	332,946	4,768,379

Proposal 6: Ratification of Independent Auditors

The votes regarding the ratification of the appointment of BKD, LLP as independent auditors for 2018 were as follows:

For	Against	Abstain
21,122,985	463,312	120,727

(d)          Frequency Determination by the Board of Directors

At the Annual Meeting of Shareholders held on May 3, 2018, over 90% of the votes cast by the shareholders on Proposal 5 (Advisory Vote on Frequency of Advisory Vote to Approve Executive Compensation) were cast in favor of holding the advisory vote on executive compensation every year. Only 1% of the votes cast supported holding the vote every two years, and approximately 6% of the votes cast were in favor of holding the vote every three years. The remainder of the votes cast abstained from voting on the matter.
In compliance with Item 5.07(d) of the Current Report on Form 8-K, the Board of Directors of Horizon confirms that Horizon will hold an advisory vote to approve executive compensation every year until the next shareholder vote on frequency required to be held in 2024. This decision of the Board of Directors is consistent with the preference expressed by the shareholders and also consistent with the Board’s recommendation and past practice.

Item 9.01  Financial Statements and Exhibits.
(d) Exhibits

EXHIBIT INDEX
Exhibit No.	Description	Location
3.1	Amended and Restated Articles of Incorporation of Horizon Bancorp effective May 3, 2018	Attached

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: May 7, 2018	HORIZON BANCORP

	By:	/s/ Mark E. Secor
Mark E. Secor,
Executive Vice President & Chief Financial Officer